EXHIBIT 10.1

                           SECOND AMENDMENT AND WAIVER
                         TO LOAN AND SECURITY AGREEMENT

     This Second Amendment and Waiver to Loan and Security Agreement ("Amendment") is dated as of March 29, 2004, by and between BLONDER TONGUE LABORATORIES, INC. ("Borrower") a Delaware corporation, and COMMERCE BANK, N.A., a national banking association ("Lender").

                                   BACKGROUND

     A. Pursuant to the terms of a certain Loan and Security Agreement dated March 20, 2002, by and between Borrower and Lender (as the same has been or may be supplemented, restated, superseded, amended or replaced from time to time, the "Loan Agreement"), Lender made available to Borrower certain credit facilities. All capitalized terms used herein without further definition shall have the respective meanings set forth in the Loan Agreement.

     B. The Loans are secured by, inter alia, continuing perfected security interests in and first liens upon all existing or thereafter arising assets of Borrower.

     C. As of the date hereof, an Event of Default exists under the terms of the Loan Agreement by virtue of Borrower's failure to comply with Section 6.8(a) of the Loan Agreement, for the period ending December, 31 2003. Such Event of Default, for the period referenced, is referred to herein as the "Existing Default."

     D. Borrower has requested that Lender waive the Existing Default and modify, in certain respects, the terms of the Loan Agreement, and Lender has agreed to such waiver and modifications in accordance with, and subject to, the satisfaction of the conditions hereof.

     NOW, THEREFORE, with the foregoing Background incorporated by reference and intending to be legally bound hereby, the parties agree as follows:

     1.   Amendments to Loan Agreement .

          a. Section I of the Loan Agreement shall be amended by adding the following definition:

          Consolidated Pre-Tax Income - For any period, consolidated net income before taxes (including extraordinary gains and losses) of Borrower as such would appear on Borrower's consolidated statement of income, prepared in accordance with GAAP.

          b. Section I of the Loan Agreement shall be amended by deleting the definitions of "Maximum Revolving Credit Amount" and "Revolving Credit Maturity Date" in their entirety, and replacing them as follows:

               (i) Maximum Revolving Credit Amount - The sum of Six Million Dollars ($6,000,000).


               (ii) Revolving Credit Maturity Date - April 1, 2005, or such later date as Lender may, in its sole and absolute discretion, designate in writing to Borrower.

          c. Section 2.9 shall be amended by adding a Section 2.9(d) as follows:

          2.9(d) Upon receipt by Borrower of any payments on account of the TVMAX Notes ("TVMAX Proceeds"), Borrower shall make prepayment(s) against the outstanding principal amount of Term Loan A (applied in their inverse order of maturity) equal to 100% of such TVMAX Proceeds, up to an aggregate amount of Five Hundred Thousand Dollars ($500,000). Notwithstanding anything to the contrary in this Agreement, there shall not be a prepayment premium payable in connection with a prepayment(s) under this Section 2.9(d).

          d. Section 6.8(a) shall be deleted in its entirety and replaced as follows::

          6.8(a) Cash Flow Coverage Ratio: Borrower shall have and maintain, as of each fiscal quarter end beginning with the fiscal quarter ending March 31, 2005, a Cash Flow Coverage Ratio of not less than 1.15 to 1.0, measured quarterly on a rolling four quarter basis as of the last day of each fiscal quarter.

          e. Section 6.8 shall be amended by adding a Section 6.8(d) as follows:

          6.8(d) Minimum Consolidated Pre-Tax Income - Borrower shall have and maintain a Consolidated Pre-Tax Income of not less (or, with respect to any net loss, not more) than the following amounts (non-cumulative) for the following periods:

        Period                                  Amount
        ------                                  ------

        Quarter ending March 31, 2004           net loss of $575,000;
        Quarter ending June 30, 2004            $650,000;
        Quarter ending September 30, 2004       $75,000; and
        Quarter ending December 31, 2004        net loss of $450,000.

     2. Representations and Warranties. Borrower warrants and represents to Lender as of the date hereof that:


          a. Prior Representations. By execution of this Amendment, Borrower reconfirms all warranties and representations made to Lender under the Loan Agreement and the other Loan Documents respectively and restates such warranties and representations as of the date hereof, all of which shall be deemed continuing until all of the Obligations due to Lender are indefeasibly paid and satisfied in full.

          b. Authorization. The execution and delivery by Borrower of this Amendment and the performance by Borrower of the transactions herein contemplated (i) are and will be within its powers and (ii) are not and will not be in contravention of any order of court or other agency of government, of law or of any material indenture, agreement or undertaking to which Borrower is a party or by which the property of Borrower is bound, or be in conflict with, result in a breach of, or constitute (with due notice and/or lapse of time) a default under, any such material indenture, agreement, or undertaking, or result in the imposition of any lien, charge, or encumbrance of any nature (other than liens in favor of Lender) on any of the properties of Borrower.

          c. Valid, Binding and Enforceable. This Amendment and any assignment or other instrument, document or agreement executed and delivered in connection herewith, will be valid, binding and enforceable in accordance with their respective terms.

          d. No Default. Other than the Existing Default that is being waived by Lender hereunder, no Default or Event of Default exists.

     3. Collateral. As security for the payment of the Obligations, and satisfaction by Borrower of all covenants and undertakings contained in the Loan Agreement, Borrower hereby confirms its prior grant to Lender of a continuing lien on and security interest in, upon and to all of Borrower's now owned or hereafter acquired, created or arising Collateral (including the TVMax Notes and all Supporting Obligations related thereto, and the Pledged Collateral, as defined in the Pledge Agreement).

     4. Ratification of Loan Documents. This Amendment is hereby incorporated into and made a part of the Loan Agreement and all other Loan Documents respectively, the terms and provisions of which, except to the extent modified by this Amendment are each ratified and confirmed and continue unchanged in full force and effect. Borrower acknowledges and agrees that it has no deductions, defenses, setoffs, claims or counterclaims of any nature, with respect to its obligations to Lender. Any reference to the Loan Agreement and all other Loan Documents respectively in this or any other instrument, document or agreement related thereto or executed in connection therewith shall mean the Loan
Agreement and all other Loan Documents respectively as amended by this Amendment.

     5. Confirmation of Indebtedness. Borrower confirms and acknowledges that as of the close of business on March 26, 2004, it is indebted to Lender for the Revolving Credit (including Letters of Credit) in the principal amount of $3,835,913.35, Term Loan A in the principal amount of $4,667,500, and Term Loan B in the principal amount of $3,052,777.88, without any deduction, defense, setoff, claim or counterclaim, of any nature, plus all fees, costs, and expenses (including reasonable attorneys' fees) incurred to date in connection with the Loan Documents.

     6. Confirmation of Guarantor. Guarantor hereby consents to and acknowledges the terms and conditions of this Amendment and agrees that its Surety Agreement dated March 20, 2002 shall continue in full force and effect and shall continue to cover all obligations of Borrower outstanding from time to time under the Loan Agreement as amended hereby.

     7. Effectiveness Conditions. This Amendment shall become effective upon satisfaction of the following conditions ("Effectiveness Conditions"):

          a. Execution and delivery by Borrower of this Amendment to Lender.

          b. Payment to Lender of a non-refundable fully earned waiver fee of $10,000 of which $4,000 shall be shared with the participating lender. Borrower directs Lender to charge Borrower's operating account for the waiver fee and Lender agrees that it shall cause such charge to be made on or before 5 p.m. Philadelphia time on March 30, 2004.

          c. Payment to Lender of a non-refundable fully earned extension fee of $60,000. Borrower directs Lender to charge Borrower's operating account for the extension fee and Lender agrees that it shall cause such charge to be made on or before 5 p.m. Philadelphia time on

March 30, 2004.

          d. Payment of all outstanding Expenses.

     8. Further Assurances and Affirmative Covenant.

          a. Borrower shall pay any and all costs or expenses incurred by Lender in connection with the appraisal of Borrower's Real Property currently being prepared by George Copeland.

          b. Borrower shall, at its sole cost and expense, continue the engagement of Executive Sounding Board Associates ("ESBA") pursuant to the terms of the engagement letter between Borrower and ESBA dated February 2, 2004.

          c. Borrower covenants and agrees that there shall not be any material differences between the financial statements for period ending December 31, 2003 prepared in connection with Borrower's draft 10-k (and submitted to Lender on March 26, 2004) and Borrower's final audited financial statements for the same period.

          d. Borrower shall collect all amounts due under the TVMAX Notes on or before May 31, 2004.

     9. Waiver - Upon satisfaction of the Effectiveness Conditions set forth above, Lender shall be deemed to have waived the Existing Default, provided that Lender's waiver shall not be deemed to be a waiver of any subsequent Default or Events of Default or a waiver of any other Defaults or Events of Default, which may have occurred, but are not specifically referred to, herein. Nothing contained herein shall obligate Lender to grant any future waiver of any Defaults or Events of Default.

     10. Release and Waiver of Claims. For and in consideration of the mutual covenants and obligations set forth in this Amendment, and other good and valuable consideration the receipt of which is hereby acknowledged, Borrower hereby releases and forever discharges, remises, and holds harmless, Lender and each of its affiliates, subsidiaries (direct or indirect), officers, directors, employees, agents or attorneys, successors and assigns, of and from and against all manner of actions, causes of action, suits, damages, losses, costs, expenses, claims and demands whatsoever, in law or in equity (collectively, "Claims"), which Borrower ever had, or now has, by reason of any matter, claim or cause of action of any kind whatsoever to the date of this Amendment, whether known or unknown (other than Claims arising from Lender's gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction), including without limitation, those relating in any way to: (i) the Loan Documents, (ii) any acts, transactions, or events that are the subject matter of the Loan Documents, (iii) the communications and business dealings among Lender and Borrower (or any officer, director, or shareholder of Borrower) from the beginning of communications and business dealings between Lender on the one hand, and Borrower on the other, related in any way to the Loan Documents, the negotiation and execution of this Amendment, or the transactions contemplated hereby or thereby.

     11. Governing Law. This Amendment and all instruments, documents and agreements, and all matters relating or arising therefrom, and the rights and obligations of the parties hereto and thereto, shall be governed by and interpreted in accordance with the laws of the State of New Jersey.

     12. Severability. The invalidity or unenforceability of any provision of this Amendment shall not affect the validity or enforceability of the remaining provisions.

     13.  Modification.   This  Amendment  may  not  be  modified,  amended,  or
terminated except by an agreement in writing executed by the parties hereto.

     14. Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each execution page of which when so executed and delivered shall be an original, but all of which shall together constitute on and the same instrument.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the undersigned parties have executed this Amendment the day and year first above written.

                                        BORROWER:

                                        BLONDER TONGUE LABORATORIES, INC.



                                        By: /s/ James A. Luksch
                                           -------------------------------------
                                        Name: James A. Luksch
                                             -----------------------------------
                                        Title: Chairman & CEO
                                              ----------------------------------

                                        GUARANTOR:

                                        BLONDER TONGUE INVESTMENT COMPANY



                                        By: /s/ James A. Luksch
                                           -------------------------------------
                                        Name: James A. Luksch
                                             -----------------------------------
                                        Title: President
                                              ----------------------------------

                                        LENDER:

                                        COMMERCE BANK, N.A.


                                        By: /s/ Kurt J. Fuoti
                                           -------------------------------------
                                           Kurt J. Fuoti, Vice President